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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999 with respect to the consolidated financial statements of Sygnet Wireless, Inc. included the Registration Statement (Form S-4 File No. 333-xxxx) and related prospectus of Dobson Communications Corporation for the registration of $300.0 million principal amount of its 10 7/8% Senior Notes due 2010.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
July 12, 2000